INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of MacroChem Corporation on Form S-8 of our report dated March 6, 1997, appearing in the Annual Report on Form 10-K of MacroChem Corporation for the year ended December 31, 1996.

/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP

Boston, Massachusetts
June 9, 1997


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